UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 25, 2016

PORTER BANCORP, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation)	(Commission Identification No.)	(IRS Employer File Number)

2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 25, 2016, the board of directors of Porter Bancorp, Inc. adopted an amendment to the Company’s articles of incorporation to increase the number of authorized shares of Series G Participating Preferred Shares from 35,200 to 38,000.  The increase was made to reserve additional Series G Preferred Shares for issuance pursuant to the Company’s Tax Benefits Preservation Plan as a result of the increase in the number of the Company’s authorized Non-Voting Common Shares from 7.2 million to 10.0 million shares in April 2016.

Item 5.07                          Submission of Matters to a Vote of Securities Holders

On May 25, 2016, Porter Bancorp, Inc. held its 2016 annual meeting of shareholders.  At the meeting, shareholders elected eight directors, approved a non-binding advisory vote on the compensation of the company’s executives, approved a proposal to authorize the Company’s board of directors to effect, at its discretion, a reverse stock split, and approved the 2016 Omnibus Equity Compensation Plan.

The votes cast on the four agenda items are set forth below:

1.Election of Directors.

Director	For	Withheld	Broker non-votes

W. Glenn Hogan	13,543,237	1,327,314	3,434,418
Michael T. Levy	13,545,338	1,325,213	3,434,418
James M. Parsons	14,493,622	376,928	3,434,418
Bradford T. Ray	13,544,679	1,325,872	3,434,418
N. Marc Satterthwaite	13,531,770	1,338,781	3,434,418
Dr. Edmond J. Seifried	14,493,466	377,085	3,434,418
John T. Taylor	13,545,268	1,325,283	3,434,418
W. Kirk Wycoff	13,534,576	1,335,975	3,434,418

2. Proposal to approve, in a non-binding advisory vote, the compensation of the company’s executives.

For	Against	Abstain	Broker non-votes
14,435,751	42,886	391,914	3,434,418

3. Proposal to authorize the board of directors to effect, at its discretion, a reverse stock split in order to maintain our NASDAQ listing

For	Against	Abstain	Broker non-votes
15,863,586	2,084,527	356,856	0

4. Proposal to approve the 2016 Omnibus Equity Compensation Plan

For	Against	Abstain	Broker non-votes
13,471,387	1,022,430	376,734	3,434,418

No other proposals were voted upon at the annual meeting.

On May 25, 2016, Porter Bancorp issued a press release announcing the results of four items submitted to a vote of its shareholders at the Company’s 2016 annual meeting held earlier that day.  A copy of the press release is attached hereto as Exhibit 99.1.

(d)  Frequency of Shareholder Advisory Vote on Executive Compensation
Porter Bancorp, Inc. has included a non-binding, advisory vote on the compensation of its executive officers on the agenda for each annual meeting of its shareholders since 2009.  The Company intends to continue to have shareholders vote on the compensation of its executive officers at each annual meeting of its shareholders until at least 2021, when the Company is next required to have shareholders vote on whether the shareholder vote on the compensation of its executive officers should occur every one, two or three years.
As a TARP recipient of a preferred stock investment by the U.S. Treasury Department under its Capital Purchase Program, the Company was required to have its shareholders vote on a non-binding advisory basis under rules adopted by the U.S. Treasury from 2009 to 2014.  Citing this practice established over the prior six years, the board of directors recommended that shareholders vote to continue to hold the advisory vote on executive compensation annually in the proxy statement for the Company’s 2015 annual meeting, its first annual meeting after the U.S. Treasury sold the Company’s preferred shares, and the Company first became subject to the advisory vote requirement under Rule 14a-21.  Shareholders followed the board’s recommendation and voted at the 2015 annual meeting to hold the advisory vote on executive compensation annually.  Accordingly, at the 2016 annual meeting the advisory vote on executive compensation was submitted for shareholder approval for the eighth consecutive year.
Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation dated May 25, 2016.

99.1	Press release issued May 25, 2016.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTER BANCORP, INC.

Date:	May 26, 2016	By	/s/ Phillip W. Barnhouse
Chief Financial Officer

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